EXHIBIT 6.6
                             T&G and EVI Partnership

                Extension to Letter of Commitment of October 1998

This letter is to serve as an extension to the Letter of Commitment (hereinafter LoC- I ) co-signed by the parties thereto, namely T&G Corporation, of Lebanon, CT, USA (T&G) and Energy Ventures Inc., of Toronto, Ontario, Canada (EVI), on October 19th and 22nd, 1998, respectively, a copy of which is attached hereto and is an integral part hereof.

It is the intent of the parties hereto that, pending the incorporation of the new company, the execution of the associated Shareholder Agreement and of the License and Research & Development Agreement, all referred to in LoC-1, that the existing collaboration between the parties hereto should continue, as defined in LoC-1 and herein. The terms additional to LoC-1 are as follows:

1. The object of the collaboration shall be to commercialize the electro-permeable (EPM) materials developed and patented by T&G by selling the EPM materials, by engaging in the joint development of the materials and applications for them and by entering into agreements to license the use of EPM materials to third parties.

2. The fields in which collaboration may occur shall be electro-chemical energy systems based on lead/acid, nickel/zinc, copper/zinc, zinc/manganese-dioxide, zinc/air couples, fuel cells and, in the pharmaceutical sector, wound care, together with such other fields of uses shall be mutually agreed by the parties from time to time during the period of the collaboration defined herein.

3. The parties shall share equally in the net revenues arising from their collaboration, after deduction of direct costs associated with such revenues and subject to the "balancing" of mutually agreed prior and future expenditures by either party in the development of the technology and in the operation of this collaborative venture. The agreed prior investment by T&G is $500,000. The balancing of investments shall be achieved by allocating 75% of net revenue disbursements to the party with the larger investment until the investments by each are equal.

4. If collaboration between the parties hereto is extended through the formation of a new company, as envisaged in the Letter Agreement of October 19th and 22nd 1998, referred to above and attached hereto, the financial arrangements specified in Paragraph 3, above, shall remain in effect.

5. Management of the collaborative activities shall be by mutual agreement of the parties, with the limitation that neither party shall be empowered to commit the other party to any expenditure or other actions without the agreement of that other party.

6. The term of this Agreement shall be for a period of three years from the execution hereof. The Agreement shall renew automatically unless one of the parties shall give notice of its wish to terminate the Agreement sixty days prior to the end of the initial term or 60 days prior to any anniversary thereof.

Signed and approved on behalf of EVI        Signed and Approved on Behalf of T&G

By:      /s/ D.W. Hartford                  By:     /s/ A.H. Horne

Name:    D.W. Hartford                      Name:   A.H. Horne

Date:    July 6th 1999                      Date:   5 July 1999


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On EVI Letterhead

                             T&G and EVI Partnership

                              Letter of Commitment

October 22nd 1998,


This letter is to serve as confirmation that the parties Energy Ventures Inc. (Canada (EVI) and T&G Corporation are entering into a partnership agreement through a new company to be incorporated in Ontario Canada with initial ownership established at 51% EVI and 49% T&G.

The purpose of this partnership is to fully exploit certain technologies substantially under the business terms that are outline in a draft license and Research and Development dated September 15th 1998 that has been rejected in favor of the partnership. This partnership will be governed by a shareholders agreement that is in preparation and will be approved by both parties however both parties agree to operate with October 1st 1998 as the effective starting date.

EBI is responsible for preparing the closing documents required and both parties agree to use best efforts to execute the final documents as soon as possible.

Signed and Approved on behalf of EVI


D.W. Hartford            Date Oct 22, 1998


Signed and Approved on behalf of T&G

A.H. Horne               Date Oct 19, 1998